EXHIBIT 2
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SAGEM International

Corporate Headquarters:
Le Ponant de Paris - 27, rue Leblanc
75512 Paris Cedex 15

Tel : 33 (1) 40 70 63 63
Fax : 33 (1) 40 70 66 15


                               POWER OF ATTORNEY
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The undersigned,

Mario COLAIACOVO, residing at 27, rue LeBland (15th),

Acting in the capacity of President of SAGEM International, a societe anonyme with a share capital of EURO 109,522,080 whose corporate seat is located at 27, rue LeBlanc - 75512 Paris cedex 15, registered in the Trade and Companies' Registry of Paris under number 326 260 536,

Has been appointed in this capacity and authorized pursuant to a resolution of the Board of Directors of said company as recorded in the minutes dated April 19, 2001,

Hereby grants power of attorney to:

- Mr. Herve PHILIPPE
who shall act in accordance with applicable laws and regulations,

In order to sign for and on behalf of SAGEM International, all documents relating to declarations by Trel Participations that it exceeds certain share ownership amounts in the share capital of Gemplus International.

                                         Executed in Paris, 6 December 2002

                                         The President

                                         /x/ Mario Colaiacovo

                                         Mario COLAIACOVO